UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2026

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9753 Katy Freeway, Suite 700
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 16, 2026, William George notified Comfort Systems USA, Inc. (the "Company") of his intention to retire as Executive Vice President and Chief Financial Officer of the Company, effective following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2026 (the "Transition Date"). Mr. George's decision to retire was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Upon Mr. George’s retirement, he will satisfy the age and service requirements of the “Rule of 75” (as detailed in the Company’s most recent Proxy Statement), and his time-based and performance-based restricted stock unit awards covering shares of Company common stock will remain outstanding and continue to vest in accordance with their terms.

(c) Julie Shaeff, currently the Company's Senior Vice President and Chief Accounting Officer, has been appointed to succeed Mr. George as Executive Vice President and Chief Financial Officer, effective as of the Transition Date.

Ms. Shaeff's age, business experience and other related information is included in Part I, Item 4A of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and is incorporated by reference herein.

As of the date of this Current Report, the Compensation Committee of the Board has not determined any changes to Ms. Shaeff's compensation in connection with her appointment as Chief Financial Officer. The Company will file an amendment to this Current Report on Form 8-K within four business days after such determination is made.

There are no arrangements or understandings between Ms. Shaeff and any other person pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Shaeff and any director or executive officer of the Company, and Ms. Shaeff has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01 Regulation FD Disclosure.

On October 22, 2026, the Company issued a press release announcing Mr. George's retirement and Ms. Shaeff's appointment. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release of Comfort Systems USA, Inc. dated October 22, 2026, announcing leadership transitions and appointments.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Rachel R. Eslicker
Rachel R. Eslicker Senior Vice President and General Counsel

Date:  October 22, 2026